                                                                    EXHIBIT 99.1

                          Independent Auditors' Report
                          ----------------------------


The MDT Corporation Employee Benefits Committee and Participants in the MDT Corporation Savings and Thrift Plan for Hourly Employees:


We have audited the accompanying statements of net assets available for plan benefits of the MDT Corporation Savings and Thrift Plan for Hourly Employees as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the MDT Corporation Savings and Thrift Plan for Hourly Employees as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of expressing an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund.
The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



May 31, 1996,
  except as to
  note 7, which
  is as of
  June 17, 1996

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

   Statement of Net Assets Available for Plan Benefits, With Fund Information

                               December 31, 1995

                                                               Fund Information
                                ------------------------------------------------
                                   Open End                    MDT       U.S.
                                  Guaranteed    Equity Index  Stock   Government
         Assets                 Income Fund II    Fund II      Fund      Fund
         ------                 --------------  ------------  ------  ----------
Investment in employees' loans     $   -             -           -         -

Investment in Master Trust          454,526       100,747      43,703     8,191

Receivables:
   Employer contributions             1,387           411         394       111
   Employees' contributions           3,564         2,031       1,141       433
   Other                               -             -           -         -
                                   --------       -------      ------     -----

                                      4,951         2,442       1,535       544

Due from (to) other funds             1,322           405          83         9
                                   --------       -------      ------     -----

Net assets available
  for plan benefits                $460,799       103,594      45,321     8,744
                                   ========       =======      ======     =====

See accompanying notes to financial statements.

- - -------------------------------------------
      Asset
    Management    Loan
     Fund II      Fund      Other      Total
    ----------    ----      -----      -----

       -          68,317        -      68,317

      24,081        -           -     631,248


         237        -         2,745     5,285
         714        -         7,715    15,598
        -             70        248       318
      ------      ------     ------    ------

         951          70     10,708    21,201

          37      (1,856)       -        -
      ------      ------     ------    ------

      25,069      66,531     10,708    720,766
      ======      ======     ======    =======

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

   Statement of Net Assets Available for Plan Benefits, With Fund Information

                               December 31, 1994

                                                                Fund Information
                               -------------------------------------------------
                                  Open End                     MDT       U.S.
                                 Guaranteed    Equity Index   Stock   Government
        Assets                 Income Fund II     Fund II      Fund      Fund
        ------                 --------------  -------------  ------  ----------

Investment in employees' loans        -             -           -          -

Investment in Master Trust        $387,715        54,301      43,238     3,013


Receivables:
   Employer contributions              727          -            231         8
   Employees' contributions          2,132          -            600        19
   Other                              -            (238)       -           -
                                  --------        ------      ------     -----

                                     2,859          (238)        831        27

Due from (to) other funds            1,184           185         161       -
                                  --------        ------      ------     -----

Net assets available
  for plan benefits               $391,758        54,248      44,230     3,040
                                  ========        ======      ======     =====

See accompanying notes to financial statements.

- - -------------------------------
   Asset
Management      Loan
  Fund II       Fund     Total
- - ----------      ----     -----

    -          61,443    61,443

  17,811         -      506,078

    -            -          966
    -            -        2,751
    (314)         307      (245)
  ------       ------   -------

    (314)         307     3,472

    -          (1,530)     -
  ------       ------    ------

  17,497       60,220   570,993
  ======       ======   =======

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

   Statement of Changes in Net Assets Available for Plan Benefits, With Fund
                                  Information

                          Year ended December 31, 1995

                                                             Fund Information
                             ---------------------------------------------------
                              Open End                    MDT           U.S.
                             Guaranteed    Equity Index  Stock       Government
                           Income Fund II    Fund II      Fund          Fund
                           --------------- ------------  --------     ----------

Contributions:
  Employer                     $ 26,026       6,857         4,074        1,153
  Employees'                     88,526      24,627        14,337        4,087
                               --------     -------       -------        -----
                                114,552      31,484        18,411        5,240

Net income (loss) from
  Master Trust investments,
  net of administrative
  expenses                       22,039      23,071       (10,413)         449

Interest income on
  employees' loans                 -           -             -            -

Other                              -           -             -            -
                               --------     -------       -------        -----

     Total additions            136,591      54,555         7,998        5,689

Benefit payments                (53,931)     (4,634)       (3,497)         (56)

Transfers among funds           (13,619)       (575)       (3,410)          71
                               --------     -------       -------        -----

        Net increase             69,041      49,346         1,091        5,704

Net assets available
  for plan benefits:
      Beginning of year         391,758      54,248        44,230        3,040
                               --------     -------       -------        -----

      End of year              $460,799     103,594        45,321        8,744
                               ========     =======       =======        =====

See accompanying notes to financial statements.

- - -------------------------------------------
   Asset
Management  Loan
  Fund II   Fund      Other      Total
- - ----------  ----      -----      -----
   2,317      -       2,745      43,172
   7,862      -       7,715     147,154
  ------   -------   ------     -------
  10,179             10,460     190,326

   3,931      -        -         39,077

    -        4,741     -          4,741

    -           70      248         318
 -------    -------   ------     -------
  14,110     4,811   10,708     234,462

  (5,640)  (16,931)    -        (84,689)

    (898)   18,431     -           -
 -------   -------   ------     -------

   7,572      6,311   10,708     149,773


  17,497     60,220     -        570,993
  ------     ------  -------     -------

  25,069     66,531   10,708     720,766
  ======     ======   ======     =======

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

   Statement of Changes in Net Assets Available for Plan Benefits, With Fund
                                  Information

                          Year ended December 31, 1994

                                                             Fund Information
                             ---------------------------------------------------
                                 Open End                    MDT       U.S.
                                Guaranteed   Equity Index   Stock   Government
                              Income Fund II    Fund II     Fund       Fund
                             ----------------  ----------  -------  -----------

Contributions:
 Employer                        $ 26,722         6,306      5,055        554
 Employees'                        91,297        22,284     15,081      1,846
                                 --------        ------     ------      -----
                                  118,019        28,590     20,136      2,400

Net income (loss) from
 Master Trust investments,
 net of administrative
 expenses                          23,292           639      2,303        (60)

Interest income on
 employees'
 loans                               -             -          -          -

Other                                -             -          -          -
                                 --------        ------     ------      -----

     Total additions              141,311        29,229     22,439      2,340

Benefit payments                  (28,043)       (6,805)    (4,479)      (969)

Transfers among funds             (49,117)       (6,302)    (4,542)       (17)

Transfer to MDT Corporation
 Savings and Thrift Plan
 for Salaried Employees            (2,297)         (429)      (171)         -
                                 --------        ------     ------      -----

     Net increase                  61,854        15,693     13,247      1,354

Net assets available
 for plan benefits:
   Beginning of year              329,904        38,555     30,983      1,686
                                 --------        ------     ------      -----

   End of year                   $391,758        54,248     44,230      3,040
                                 ========        ======     ======      =====

See accompanying notes to financial statements.

- - -----------------------------------------
    Asset
Management       Loan
   Fund II       Fund        Total
- - ----------       ----        -----

  1,938            -         40,575
 11,114            -        141,622
 ------         -------     -------
 13,052                     182,197


   (330)           -         25,844


   -                828         828

   -                307         307
 ------          ------     -------

 12,722           1,135     209,176

 (2,929)         (1,388)    (44,613)

   (495)         60,473        -


   -               -         (2,897)
 ------          ------     -------

  9,298          60,220     161,666



  8,199            -        409,327
- - -------          ------     -------

 17,497          60,220     570,993
 ======          ======     =======

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements

                           December 31, 1995 and 1994



(1)  Description of the Plan
     -----------------------

     The following description of the MDT Corporation Savings and Thrift Plan for Hourly Employees (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     The Plan is a defined contribution plan covering substantially all MDT Corporation (Corporation) hourly employees who are not covered under a collective bargaining agreement. Hourly employees of the Corporation who are not covered under a collective bargaining agreement may elect to participate in the Plan commencing the first calendar quarter following completion of one hour of service.

     The Plan provides that participants may elect to make a basic contribution of up to 6% of their total annual compensation. The Corporation makes a matching contribution equal to 30% of the first 2%, 40% of the next 2%, and 50% of the final 2% of a participant's basic contribution. In addition, participants who contribute the maximum basic contribution may make a supplemental contribution in tax-deferred dollars, taxed dollars, or a combination which, when added to the basic contribution, cannot exceed 18%, 16%, and 25%, respectively, of their total annual compensation. The supplemental contribution is not matched by the Corporation.

     Separate employee and Corporation contribution accounts are maintained for each participant. Participants have a 100% nonforfeitable vested interest in their basic and supplemental contributions at all times. Employees vest in the Corporation contributions at a rate of 20% after one year of service and an additional 20% each year thereafter until five years of service are completed. Forfeitures arising under the Plan are used to reduce the Corporation's contribution to the Plan.

     Distributions made upon termination, death, or permanent disability may at the employee's election be in the form of a lump sum or in installments over a period not to exceed ten years.


(2)  Summary of Significant Accounting Policies
     ------------------------------------------

     The following are the significant accounting policies followed by the Plan:

     Basis of Presentation
     ---------------------

     The accompanying financial statements have been prepared on an accrual basis and present the net assets available for plan benefits and changes in those net assets.

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements



(2)  Summary of Significant Accounting Policies (continued)
     ------------------------------------------

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits as of the date of the financial statements and the reported amounts of income during the reporting period. Actual results could differ from those estimates.

     Investments
     -----------

     The Plan's interest in the Master Trust is valued based on the fair value of the underlying assets of the Master Trust. The employer identification number under which the Master Trust has been filed is 161326160.

     The accounting policies of the Master Trust operated under the MDT Corporation Savings and Thrift Master Trust Agreement (Master Trust) are as follows:

     Marketable securities are valued at the last reported sales price on the last business day of the year. Quotations are obtained from national securities exchanges or, in instances where securities are not listed on any of the exchanges, quotations are obtained from brokerage firms.

     The Open End Guaranteed Income Fund II invests in benefit responsive fixed and variable payment guaranteed investment contracts (GICs) and bank investment contracts (BICs). The GIC and BIC investments are carried at contract value which approximates fair value.

     Purchases and sales of securities are recorded on the trade date. Dividend income is recorded on the ex-dividend date. Interest is recognized on the accrual basis.

     Reclassification
     ----------------

     Certain 1994 financial statement amounts have been reclassified to conform to the current year presentation.

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements



(3)  Plan Amendments
     ---------------

     In 1994, the Plan was amended to include a loan fund for participants. Participants are permitted to borrow from their savings accounts subject to certain limitations. The loans are payable over terms up to nine years and bear interest at the commercial prime rate in effect at the time the loan is made plus 1%. Principal and interest payments on the loans are redeposited into the participants' accounts based on their current investment allocation elections. At December 31, 1995 and 1994, market value of loans approximates fair value.


(4)  Investments
     -----------

     Participants may elect to invest their contributions in the Open End Guaranteed Income Fund II, the Equity Index Fund II, the MDT Corporation Stock Fund, the U.S. Government Fund (formerly the Intermediate and Long Term Bond Fund II), and the Asset Management Fund II in multiples of 10%. Income from investments is allocated to a participant's account monthly in the proportion that the individual account bears to the total of all accounts.

     The Other fund is a short-term investment fund utilized by the Plan and is not an investment option available to the participants. The purpose of this fund is to hold unallocated funds relating to forfeitures, contribution/loan repayment funding differences, and contribution/loan repayment funding prior to being allocated to the appropriate investment funds. Based on participant direction, the investment earnings are allocated to the appropriate investment funds. Based on participant direction, the investment earnings are allocated to the appropriate investment options coincident with the record keeping update.

     The investments of the Plan are held by Bankers Trust as trustee under the Master Trust. Plans participating in the Master Trust are the Plan, the MDT Corporation Savings and Thrift Plan for Salaried Employees (Salaried Plan) and the MDT Corporation Savings and Thrift Plan for Union Employees (Union
     Plan).

     Except for the loan fund, which is participant specific, investments and certain related accounts in the statements of net assets available for plan benefits at December 31, 1995 and 1994 and statements of changes in net assets available for plan benefits for the years then ended represent allocations of the assets of the Master Trust based upon proportionate interest of the Plan in individual Master Trust investment funds.

     The following information is presented for the Master Trust and each of the Master Trust investment accounts:

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements


(4)  Investments (continued)
     -----------------------

     Statement of net assets of the Master Trust as of December 31, 1995:

                                     Open End                            MDT          U.S.         Asset
                                    Guaranteed       Equity Index       Stock      Government    Management
        Assets                    Income Fund II       Fund II          Fund          Fund        Fund II        Total
        ------                    --------------     ----------         -----      ----------    ---------       -----

Directed cash account fund          $    -                 -            11,832           -            -           11,832
Investments at fair value:
  MDT Corp. common stock                 -                 -         1,372,005           -            -        1,372,005
  U.S. Government securities             -                 -              -           316,060         -          316,060
  Other marketable securities            -            8,089,941           -              -       2,799,154    10,889,095
Investments at contract value:
  Guaranteed income group
   annuity contracts               18,858,614              -              -              -            -       18,858,614
                                  -----------         ---------      ---------        -------    ---------    ----------
                                   18,858,614         8,089,941      1,383,837        316,060    2,799,154    31,447,606

Receivables:
  Interest and dividends               86,949               100            118              1           33        87,201
  Investments sold                       -               78,351              -          1,395            -        79,746
                                  -----------         ---------      ---------        -------    ---------    ----------
                                       86,949            78,451            118          1,396           33       166,947
                                  -----------         ---------      ---------        -------    ---------    ----------

      Total assets                 18,945,563         8,168,392      1,383,955        317,456    2,799,187    31,614,553

  Liabilities
  -----------

Accounts payable for
  investments purchased                  -               78,351           -             1,395         -           79,746
                                     --------         ---------      ---------        -------    ---------    ----------

      Net assets                  $18,945,563         8,090,041      1,383,955        316,061    2,799,187    31,534,807
                                  ===========         =========      =========        =======    =========    ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements

(4)  Investments (continued)
     -----------------------

     Statement of net assets of the Master Trust as of December 31, 1994:

                                     Open End                          MDT             U.S.          Asset
                                    Guaranteed     Equity Index        Stock       Government      Management
        Assets                    Income Fund II      Fund II          Fund            Fund         Fund II         Total
        ------                    --------------     ---------      ----------      ----------      ---------     ----------

Directed cash account fund        $        -               -            11,591            -              -            11,591
Investments at fair value:
  MDT Corp. common stock                   -               -         1,153,088            -              -         1,153,088
  U.S. Government securities               -               -              -            150,092           -           150,092
  Other marketable securities              -          4,962,264           -               -         1,811,312      6,773,576
Investments at contract value:
  Guaranteed income group
   annuity contracts                  19,817,020           -              -               -              -        19,817,020
                                     -----------      ---------      ---------      ----------      ---------     ----------
                                      19,817,020      4,962,264      1,164,679         150,092      1,811,312     27,905,367

Receivables:
  Interest and dividends                 108,963              5             36            -                 2        109,006
  Investments sold                          -            84,565           -               -              -            84,565
                                     -----------      ---------      ---------      ----------      ---------     ----------
                                         108,963         84,570             36            -                 2        193,571
                                     -----------      ---------      ---------      ----------     ----------     ----------

      Total assets                    19,925,983      5,046,834      1,164,715         150,092      1,811,314     28,098,938

  Liabilities
  -----------

Accounts payable for
  investments purchased                     -            84,565           -               -              -            84,565
                                     -----------      ---------      ---------      ----------      ---------     ----------

      Net assets                     $19,925,983      4,962,269      1,164,715         150,092      1,811,314     28,014,373
                                     ===========      =========      =========      ==========      =========     ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements

(4)  Investments (continued)

     Investment in Master Trust for each participating plan as of December 31, 1995 is as follows:

                                        Open End                      MDT         U.S.       Asset
                                       Guaranteed    Equity Index    Stock     Government  Management
                                     Income Fund II    Fund II        Fund        Fund      Fund II      Total
                                     --------------  ------------  ----------  ----------  ----------  ----------

     Salaried Plan                      $15,179,950     7,174,235   1,011,747     301,095   2,628,113  26,295,140
     Union Plan                           3,311,087       815,059     328,505       6,775     146,993   4,608,419
     Hourly Plan                            454,526       100,747      43,703       8,191      24,081     631,248
                                        -----------     ---------   ---------     -------   ---------  ----------

      Net assets                        $18,945,563     8,090,041   1,383,955     316,061   2,799,187  31,534,807
                                        ===========     =========   =========     =======   =========  ==========

Investment in Master Trust for each participating plan as of December 31, 1994 is as follows:

                                        Open End                       MDT        U.S.       Asset
                                       Guaranteed    Equity Index     Stock    Government  Management
                                     Income Fund II    Fund II         Fund       Fund      Fund II     Total
                                     --------------  ------------  ----------  ----------  ----------   -----

     Salaried Plan                      $16,350,440     4,426,096     918,866     142,573   1,698,399  23,536,374
     Union Plan                           3,187,828       481,872     202,611       4,506      95,104   3,971,921
     Hourly Plan                            387,715        54,301      43,238       3,013      17,811     506,078
                                        -----------     ---------   ---------     -------   ---------  ----------

     Net assets                         $19,925,983     4,962,269   1,164,715     150,092   1,811,314  28,014,373
                                        ===========     =========   =========     =======   =========  ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements

(4)  Investments (continued)
     -----------

     Statement of changes in net assets of the Master Trust for the year ended December 31, 1995:

                              Open End                        MDT         U.S.        Asset
                             Guaranteed     Equity Index     Stock     Government   Management
                           Income Fund II      Fund II        Fund        Fund        Fund II       Total
                           --------------   ------------     -----     ----------   ----------      -----

Investment earnings:
 Interest                     $ 1,150,377          1,596       1,525       11,629          584    1,165,711
 Dividends                              -        190,641           -            -      152,647      343,288
 Net appreciation
   (depreciation)
   in fair value                        -      1,747,689    (170,455)       6,469      304,191    1,887,894
                              -----------      ---------   ---------      -------    ---------   ----------
     Total invest-
       ment earnings
       (losses)                 1,150,377      1,939,926    (168,930)      18,098      457,422    3,396,893

Administrative expenses           (77,850)       (20,343)     (3,800)        (709)      (7,367)    (110,069)
                              -----------      ---------   ---------      -------    ---------   ----------

     Net investment
       earnings
       (losses)                 1,072,527      1,919,583    (172,730)      17,389      450,055    3,286,824

Net transfers in (out)           (537,657)       365,677     134,418       28,177      242,995      233,610

Transfers among funds          (1,515,290)       842,512     257,552      120,403      294,823            -
                              -----------      ---------   ---------      -------    ---------   ----------

     Net increase
     (decrease) on
       net assets                (980,420)     3,127,772     219,240      165,969      987,873    3,520,434

Net assets:
 Beginning of year             19,925,983      4,962,269   1,164,715      150,092    1,811,314   28,014,373
                              -----------      ---------   ---------      -------    ---------   ----------

 End of year                  $18,945,563      8,090,041   1,383,955      316,061    2,799,187   31,534,807
                              ===========      =========   =========      =======    =========   ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements

(4)    Investments (continued)
       -----------

     Statement of changes in net assets of the Master Trust for the year ended December 31, 1994:

                              Open End                        MDT         U.S.         Asset
                             Guaranteed     Equity Index     Stock     Government   Management
                           Income Fund II      Fund II        Fund        Fund        Fund II       Total
                           ---------------  -------------  ----------  -----------  -----------     -----

Investment earnings:
 Interest                     $ 1,322,638          4,375       1,184        4,932        1,706    1,334,835
 Dividends                           -           150,918        -            -          52,016      202,934
 Net appreciation
   (depreciation)
   in fair value                        -       (100,021)     88,792       (8,854)     (99,722)    (119,805)
                              -----------      ---------   ---------      -------    ---------   ----------
     Total invest-
       ment earnings
       (losses)                 1,322,638         55,272      89,976       (3,922)     (46,000)   1,417,964

Administrative expenses           (73,870)       (17,281)     (3,586)        (769)      (6,312)    (101,818)
                              -----------      ---------   ---------      -------    ---------   ----------

     Net investment
       earnings
       (losses)                 1,248,768         37,991      86,390       (4,691)     (52,312)   1,316,146

Net transfers in (out)             (9,873)       529,134      97,978       54,574      366,389    1,038,202

Transfers among funds             (99,836)       100,760     135,502      (40,707)     (95,719)           -
                              -----------      ---------   ---------      -------    ---------   ----------

     Net increase on
       net assets               1,139,059        667,885     319,870        9,176      218,358    2,354,348

Net assets:
 Beginning of year             18,786,924      4,294,384     844,845      140,916    1,592,956   25,660,025
                              -----------      ---------   ---------      -------    ---------   ----------

 End of year                  $19,925,983      4,962,269   1,164,715      150,092    1,811,314   28,014,373
                              ===========      =========   =========      =======    =========   ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements



(4)  Investments (continued)
     -----------

     Net investment earnings (loss) from the Master Trust investments (net of administrative expenses) for each participating plan for the year ended December 31, 1995 are as follows:

                          Open End                           MDT           U.S.         Asset
                         Guaranteed     Equity Index         Stock      Government    Management
                       Income Fund II     Fund II            Fund          Fund         Fund II        Total
                       ---------------  -------------        -----      ----------    ----------       -----

     Salaried Plan      $    871,449        1,708,493      (137,700)       16,463       423,031      2,881,736
     Union Plan              179,039          188,019       (24,617)          477        23,093        366,011
     Hourly Plan              22,039           23,071       (10,413)          449         3,931         39,077
                        ------------       ----------      --------        ------       -------      ---------

     Net investment
      earnings
      (losses)           $ 1,072,527        1,919,583      (172,730)       17,389       450,055      3,286,824
                           =========        =========       =======        ======       =======      =========

     Net investment earnings (loss) from the Master Trust investments (net of administrative expenses) for each participating plan for the year ended December 31, 1994 are as follows:

                          Open End                          MDT          U.S.           Asset
                         Guaranteed     Equity Index       Stock      Government      Management
                       Income Fund II     Fund II           Fund         Fund          Fund II       Total
                       ---------------  ------------       -----      ----------      ----------     -----

     Salaried Plan      $  1,016,857          34,704         63,391      (4,386)      (48,805)     1,061,761
     Union Plan              208,619           2,648         20,696        (245)       (3,177)       228,541
     Hourly Plan              23,292             639          2,303         (60)         (330)        25,844
                           ---------          ------       --------     -------       -------      ---------

     Net investment
      earnings
       (losses)          $ 1,248,768          37,991         86,390      (4,691)      (52,312)     1,316,146
                           =========          ======       ========     =======       =======      =========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

                         Notes to Financial Statements



(5)  Federal Income Taxes
     --------------------

     Participants are not taxed currently on employer contributions to the Plan or on income earned by the Plan. Distributions of benefits to employees, unless appropriately transferred to another qualified plan, generally are subject to federal income tax.

     The Internal Revenue Service issued its latest determination letter on August 24, 1993 which stated that the Plan and the related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter; however, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


(6)  Plan Termination
     ----------------

     Although it has not expressed any intent to do so, MDT Corporation has the right under Article II of the Savings and Thrift Plan for Hourly Employees to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.


(7)  Subsequent Events
     -----------------

     Tender Offer of Sponsor Shares
     ------------------------------

     MDT Corporation, the Plan sponsor, is the subject of a pending public tender offer for its outstanding shares.

     Effective May 17, 1996, the Plan was amended to require the trustee to notify participants and inquire as to whether the Company stock allocated to participants' accounts for purposes of a public offering should be tendered. Each participant may elect that all, but not less than all, of the Company stock allocated to his account be tendered by the trustee on his behalf.

     Any securities or other property received by the trustee as a result of having tendered Company stock shall be held, and any cash received be invested in short-term investments, pending further action the trustee may be required or directed to take, including elections by participants to transfer such amounts to another fund. Effective September 30, 1996, any such funds remaining tin the MDT Stock Fund shall be transferred to the Asset Management Fund II, andy any election by a participant that contributions be invested in the MDT Stock Fund shall be deemed an election to invest in the Asset Management Fund II.


     Effective July 1, 1996, the Plan was rewritten to provide that MDT Corporation Retirement Plan accounts be transferred to the Plan. Additionally, the Plan was renamed the MDT Corporation Retirement Savings Plan for Hourly Employees. Moreover, the Plan rewrite provided a health plan component such that amounts distributed on account of total and permanent disability, as defined, are excluded from income under the Internal Revenue Code.

                                                                      Schedule 1
                                                                      ----------

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

     Form 5500, Item 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1995

- - --------------------------------------------------------------------------------
Identity of issuer,        Description of investment,
borrower, lessor, or        including maturity date,      Historical    Current
similar party            rate of interest, collateral,      Cost         Value
                             par or maturity value
- - --------------------------------------------------------------------------------
Investment in MDT
Corporation Master                      (1)               $597,260      631,248
Trust No. 161326160
- - --------------------------------------------------------------------------------
Investment in Employees'   Loans to plan participants,
Loans                      maturity dates through 2005,
                           interest rates from 7.25% to      -           68,317
                                10.00% per annum
- - --------------------------------------------------------------------------------

(1) See note 4 to financial statements.

                                                                      Schedule 2
                                                                      ----------

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR HOURLY EMPLOYEES

           Form 5500, Item 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1995



- - ------------------------------------------------------------------------------------------------------------------------------------

            (a)                   (b)           (c)        (d)        (e)     (f)  Expense    (g)     (h)  Current   (i)  Net gain
                              Description    Purchase    Selling     Lease      incurred      Cost      value of        or (loss)
                               of asset        Price       Price     Rental       with         of       asset on
                               (including                                      transaction    asset    transaction
                             interest rate                                                                date
                             and maturity
                              in case of a
                                 loan)
- - ------------------------------------------------------------------------------------------------------------------------------------


MDT   Corporation            Acquisition of
                             Interests in
                             Master Trust -
                             Employee and
                             Employer
                             Contributions   $   -            -          -           -            -      190,326           -
- - ------------------------------------------------------------------------------------------------------------------------------------

MDT   Corporation            Divestiture of
                             Interests in
                             Master Trust -
                             Benefit
                             Payments            -            -          -       $84,689          -          -             -
- - ------------------------------------------------------------------------------------------------------------------------------------
